Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES, LLC

550 S. Tryon Street
Charlotte, North Carolina 28202

March 7, 2016

Duke Energy Corporation

550 S. Tryon Street

Charlotte, North Carolina 28202-4200

Re:                             Duke Energy Corporation 10,637,500 Shares of Common Stock, Par Value $0.001 Per Share

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services, LLC, the service company subsidiary of Duke Energy Corporation, a Delaware corporation (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offer and sale of up to 10,637,500 shares of common stock of the Company, par value $0.001 per share (inclusive of shares of the Company’s common stock that may be issued upon exercise of an option granted to the underwriters to purchase 1,387,500 additional shares of the Company’s common stock) (collectively, the “Shares”), pursuant to the Underwriting Agreement, dated March 1, 2016 (the “Underwriting Agreement”), among the Company, the underwriters named therein and Barclays Capital Inc., acting in its capacity as forward seller and as agent for Barclays Bank PLC.  In connection therewith, the Company entered into a Confirmation subject to a master agreement, dated March 1, 2016 (the “Forward Sale Agreement”), with Barclays Bank PLC, as forward purchaser (the “Forward Purchaser”).  On March 2, 2016, the Company and the Forward Purchaser entered into an additional forward sale agreement relating to such number of shares, documented under a separate Confirmation subject to a master agreement (the “Additional Forward Sale Agreement”) in connection with the underwriters’ exercise of their option to purchase 1,387,500 additional shares of the Company’s common stock.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

I am a member of the bar of the State of North Carolina and my opinions set forth herein are limited to Delaware corporate law and the federal laws of the United States that, in my experience, are normally applicable to transactions of the type contemplated above and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated.  This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

In rendering the opinion set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)           the registration statement on Form S-3 (File No. 333-191462) of the Company relating to the Shares and other securities of the Company filed on September 30, 2013, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, effective upon filing with the Commission on September 30, 2013 pursuant to Rule 462(e) of the Rules and Regulations, being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated September 30, 2013 relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c)           the preliminary prospectus supplement, dated February 29, 2016, and the prospectus, dated September 30, 2013, relating to the offering of the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the prospectus supplement, dated March 1, 2016, and the prospectus, dated September 30, 2013, relating to the offering of the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (together with the preliminary prospectus supplement, the “Prospectus”);

(e)           the Amended and Restated Certificate of Incorporation of the Company, dated as of May 20, 2014, as certified by the Secretary of State of the State of Delaware;

(f)            the Amended and Restated By-laws of the Company, effective as of January 4, 2016;

(g)           an executed copy of the Underwriting Agreement;

(h)           an executed copy of the Forward Sale Agreement;

(i)            an executed copy of the Additional Forward Sale Agreement; and

(j)            resolutions of the Pricing Committee of the Board of Directors of the Company, dated March 1, 2016, acting pursuant to the authorization given by the Board of Directors of the Company, pursuant to the resolutions thereof, adopted on August 27, 2013, October 24, 2015 and February 25, 2016.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such documents.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties.  As to any facts material to this opinion that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Underwriting Agreement, the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement through incorporation by reference of a current report on Form 8-K.  I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert T. Lucas III
Robert T. Lucas III, Esq.